                                                                 EXHIBIT 10.54
                                   SUBLEASE
                                   --------

     THIS SUBLEASE (this "Sublease") is made and entered into this _____ day of September, 1999, by and between Raytheon Company, a Delaware corporation ("Sublessor"), and Concentric Network Corporation, a Delaware corporation ("Sublessee").

                                R E C I T A L S
                                - - - - - - - -

     A. Tiburon Systems, Inc. ("Tiburon") entered into that certain Lease dated May 23, 1991, an option agreement dated September 18, 1991 and amendments dated April 7, 1992 and July 28, 1992 (collectively, "Master Lease"), with The Sobrato Group, a California limited partnership ("Master Lessor"), for the lease of that certain real property commonly known as 1290 Parkmoor Avenue, San Jose, CA, consisting of approximately 66,479 square feet (the "Master Premises"). A copy of the Master Lease is attached as Exhibit "A" hereto.

     B. Texas Instruments Incorporated ("TI") purchased the stock of Tiburon on September 22, 1995 and assignment of the lease to TI was approved by the Master Lessor on October 31, 1995.

     C. TI assigned the Master Lease to Raytheon TI Systems Inc., a wholly owned subsidiary of Sublessor and said assignment was consented to by Master Lessor on May 27, 1997.

  D. Raytheon TI Systems was merged into Sublessor on December 28, 1998.

     E. Sublessor and Sublessee desire to provide for a sublease of the Master Premises consisting of approximately 66,479 rentable square feet, (the "Premises") pursuant to the provisions hereof.

  NOW, THEREFORE, the parties agree as follows:

     1.  SUBLEASE. Subject and pursuant to the provisions hereof, Sublessor
         --------
subleases to Sublessee, and Sublessee subleases from Sublessor, the Premises.

     2.  TERM. The term of this Sublease shall be for approximately Twenty Nine
         ----
(29) months (the "Term") commencing on the latter of November 1, 1999 or the date on which Sublessor has delivered legal possession of the Premises to Sublessee in the condition required hereunder (the "Commencement Date") and ending on March 22, 2002, unless sooner terminated hereunder. If the Commencement Date has not occurred for any reason whatsoever (other than delay on the part of Sublessee) on or before February 28, 2000, then, Sublessee may terminate the Sublease by written notice to Sublessor, whereupon any monies previously paid by Sublessee to Sublessor shall be reimbursed to Sublessee or, at Sublessee's election, the date Sublessee is otherwise obliged to commence payment of Rent shall be delayed by one day for each day that the Commencement Date is delayed beyond such date.

  3. RENT. During the term of this Sublease, Sublessee shall pay as rent
     ----
("Rent") for the Premises an amount equal to the monthly Rent under the Master Lease, which at the commencement of this sublease is $84,999.99. The Rent shall increase periodically during the term pursuant to the same terms and conditions by which Rent shall increase under the Master Lease.

Rent shall be paid to Sublessor without demand, deduction, set-off or counterclaim, in advance on the first day of each calendar month during the term of this Sublease, and in the event of a partial rental month, rent shall be prorated on the basis of the number of days in the month. Sublessee shall pay to Sublessor upon the execution hereof the first full monthly installment of Rent.

In addition to the above Sublessee shall pay to Sublessor on a monthly basis as Additional Rent all costs and expenses attributable to the Premises payable under the Master Lease, as incorporated herein, including but not limited to utilities, real estate taxes, insurance and other operating expenses which Sublessor is required to pay under the Master Lease. In no event shall Sublessee's obligation to pay Additional Rent exceed the amount attributable to the Premises due and payable by Sublessor under the Master Lease. To the extent paid by Sublessee, Sublessee shall be entitled to all credits, if any, given by Master Lessor to Sublessor for Sublessor's overpayments of Additional Rent.

Payment of all Rent Additional Rent and other amounts due and payable from Sublessee to Sublessor, shall paid in accordance with this Lease at the following address, or such other address as the Sublessor shall instruct the Sublessee in writing:

     Raytheon Company
     7700 Arlington Boulevard
     Falls Church, VA 22042-2900
     ATTN: Angie Rickett

     4.  SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon
         ----------------
Sublessee's execution hereof Eighty-five Thousand dollars ($85,000.00) ("Deposit") as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, in each case after expiration of applicable notice and cure periods Sublessor may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby to the extent permitted by law. If Sublessor so uses or applies all or any portion of the Deposit, Sublessee shall within ten (10) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore the Deposit to its full amount and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep the Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to the Deposit. Any deposit under the Master Lease which may be returned by the Master Lessor shall be the property of Sublessor.

     5.  USE. Sublessee shall use and occupy the Premises only for the purposes
         ---
described in Section 3 of the Master Lease and for no other purpose without the Sublessor's and Master Lessor's prior written consent.

     6.  MASTER LEASE.
         ------------

       6.01  COMPLIANCE WITH MASTER LEASE.
             ----------------------------

               (a) Definitions. Except as otherwise expressly provided herein,
                   -----------
during the Term and for all subsequent periods with respect to obligations arising prior to the termination of the Sublease, Sublessee shall comply with and perform, for the benefit of Master Lessor and Sublessor, all of the terms, covenants, conditions and obligations of the "tenant" or "lessee" under the Master Lease allocable or applicable to the Premises. Such terms, covenants, conditions and obligations shall, unless the context of the Master Lease indicates otherwise, be applied with the terms "Sublessor" and "Sublessee" substituted respectively for "Landlord" (or "Lessor") and "Tenant" (or "Lessee") and with the term "Premises" under the Master Lease meaning the Premises demised hereunder. Sublessee acknowledges that it has read the attached copy of the Master Lease and agrees that this Sublease shall be subject and subordinate to the provisions thereof Sublessee shall not do, permit or suffer any act, occurrence or omission which if done, permitted or suffered by Sublessor would be (with notice, the passage of time or both) in violation of or default by the tenant under the Master Lease, or could lead in any respect to the termination of the Master Lease.

               (b) Consents. Sublessor shall use reasonable efforts to obtain
                   --------
from the Master Lessor any approvals or consents reasonably requested by Sublessee and any work, services, repairs or other performance to be performed by the Master Lessor under the Master Lease; provided, however, in the case of legal proceedings requested by Sublessee to be instituted, Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any legal fees and disbursements and all other costs, expenses, liabilities, claims and obligations incurred by or asserted against Sublessor in connection with any such proceedings.

       6.02  INCORPORATION BY REFERENCE.
             --------------------------

               (a) Incorporation. Subject to the provisions of Section 6.01 and
                   -------------
this Section 6.02 and this Sublease, the provisions of the Master Lease are hereby incorporated by this reference; provided, however, that in the event that any provision of the Master Lease shall explicitly conflict with the provisions of this Sublease, the provisions of this Sublease shall prevail.

               (b) Deletions. Notwithstanding any provision of this Sublease
                   ---------
to the contrary, Sublessee shall not be responsible, and does not expressly assume, the following provisions of the Master Lease: Option to Lease document dated September 18, 1991, Article 5, 7, 37, 37(a), 40, 42 Exhibits B-F. References in the following provisions to "Landlord" shall mean "Master Lessor": Articles 13, 28, 30, 31 (the first sentence only) and 43. The first reference to "Landlord" in the fifth line of Section 19 shall mean Master Lessor. In addition, (a) Sublessor shall not exercise its "recapture" right under Section 29 (i) unless Master Lessor exercises such right under the Master Lease, (b) Sublessor shall not withhold its consent to a sublease due to Section 29(d) unless Master Lessor withholds its consent and (c) the limitation on liability in Section 41 shall apply to Master Lessor only. Sublessor agrees that it will not extend the term of the Master Lease, including any exercise of the option to extend in Section 37 of the Master Lease.

As to the aforesaid provisions, Sublessor shall agree to perform and be responsible for the same.

     6.03 NO ASUMPTION BY SUBLESSOR. Sublessor does not assume the obligations
          -------------------------
of the Master Lessor under the Master Lease. Sublessee acknowledges that Sublessor's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Master Lessor under the Master lease satisfies those same obligations. With respect to the performance by Master Lessor of its obligations under the Master Lease, Sublessor's sole obligation with respect thereto will be to request the same, on request in writing from Sublessee, and to use reasonable efforts to obtain the same from Landlord; provided, however, Sublessor will have no obligation to institute legal action against Master landlord.

     6.04 PERFORMANCE DIRECTLY TO LANDLORD. At any time and on reasonable prior
          --------------------------------
notice to Sublessee, Sublessor may elect to require Sublessee to perform its obligations under this Sublease directly to the Master Lessor, in which event Sublessee will send to Sublessor from time to time copies of all notices and other communications it will send to and receive from Master Lessor.

     6.05 TERMINATION OF MASER LEASE. If the Master Lease terminates under the
          --------------------------
specific provisions of the Master Lease, this Sublease will terminate, unless the Master Lessor elects to accept this Sublease as a direct lease between the Master Lessor and Subtenant, and the parties will be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of the termination.


     7.   MODIFICATIONS TO CERTAIN INCORPORATED PROVISIONS. Notwithstanding the
          ------------------------------------------------
incorporation of the provisions of the Master Lease above provided in Paragraph 6, certain of those provisions as the same apply to this Sublease are modified as follows:

       7.01 NOTICES. In the event that Sublessor shall receive any notice from
            -------
 Master Lessor for any reason pertaining to the Master Lease, then, within three
(3) days from the date of such receipt, Sublessor shall send a copy of such notice to Sublessee.

          The provisions of the Master Lease regarding the giving of notices shall apply to the Sublease, and notices to Sublessor and Sublessee shall be sent to the following address::

     Notices To Sublessor:    Raytheon Company
                              Office of General Counsel
                              141 Spring Street
                              Lexington, MA 02421
                              Attention: Robert Moore

     Notices To Sublessee:    Concentric Network Corporation
                              1400 Parkmoor Avenue
                              San Jose, CA 95126
                              Attention: Peter Bergeron


          7.02 CONDITION OF PREMISES. Sublessee has inspected the Premises and
               ---------------------
all improvements located thereon, and has agreed to accept the Premises in an "AS-IS" condition, in its condition existing as of the date of this Sublease subject to all applicable municipal, county, state and federal laws, ordinances and regulations governing and regulating the use and occupancy of the Premises, and accepts the Sublease subject thereto and to all matters disclosed thereby, without warranty or representation concerning the same. Sublessor hereby acknowledges that the Premises are to be delivered to Sublessee at the commencement of the term of the Sublease, unoccupied, and in a broom-swept condition. Sublessee acknowledges that the taking of possession of the Premises by Sublessee will be conclusive evidence that the Premises were in good and satisfactory condition at the time possession was taken. Sublessee specifically agrees that, except as specifically provided by laws in force as of the date hereof, Sublessor has no duty to make any disclosures concerning the condition of the Buildings or Premises and/or the fitness of the Buildings or Premises for Sublessee's intended use.

          7.03 ASSIGNMENT, SUBLETTING AND ENCUMBRANCE. Sublessee shall not
               --------------------------------------
voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Sublease or in the Premises, without obtaining the prior written consent of Sublessor thereto, which Sublessor may grant or withhold in Sublessor's reasonable discretion. Any assignment, subletting, mortgage or other encumbrance attempted by Sublessee to which Sublessor has not consented in writing shall be null and void and of no effect.

          7.04  ALTERATIONS.
                -----------

                    (a) Alterations and Improvements By Sublessee. Sublessee
                        -----------------------------------------
shall not make any alterations, additions or improvements to the Premises (collectively "Alterations") without obtaining the prior written consent of Sublessor thereto, which Sublessor may grant or withhold, and to which Sublessor may impose any conditions in Sublessor's reasonable discretion. All such Alterations shall be constructed only after necessary permits, licenses and approvals have been obtained from appropriate governmental agencies and all improvements shall be constructed as to conform to all relevant codes, regulations, and ordinances. All such Alterations shall be made at Sublessee's sole cost and shall be diligently prosecuted to completion. All such alterations shall be subject to all of the terms and conditions imposed under the Master Lease. In addition to consent of the Sublessor, consent of the Master Lessor, if required under the Master lease shall also be a precondition to Sublessee commencing any improvements to the Premises.

Any contractor or person making such Alterations shall first be approved in writing by Sublessor. Upon the expiration or earlier termination of this Sublease, Sublessor may elect to have Sublessee either (i) surrender with the Premises any or all of such Alterations as Sublessor shall determine (except personal property Sublessee's equipment and trade fixtures as provided in Subsection (b) below), in which case, such Alterations shall become the property of Sublessor, or (ii) in the event Master Lessor requires Sublessor to remove the Alterations under the Master Lease, Sublessee shall promptly remove any or all of such Alterations designated by Master Lessor or Sublessor to be removed, in which case, Sublessee shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear, casualty and condemnation excepted. Sublessee shall permit no mechanic's or other liens to be recorded against the Premises. Should a lien be made or filed against the Premises Master Premises or real property on which the Premises are situated, Sublessee at its sole cost, shall bond against or discharge said lien within 10 days after Sublessor's or Master Lessor's request to do so. Notwithstanding anything to the contrary herein, Sublessor shall not require Sublessee to remove or restore any Alterations unless Master Lessor requires Sublessor to remove, restore or pay the cost of removing or restoring such Alterations.

          (b) Removal of Personal Property. All articles of personal property,
              ----------------------------
and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Sublessee at its expense in the Premises shall be and remain the property of Sublessee and may be removed by Sublessee at any time, provided that Sublessee, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublessor may elect to require Sublessee to remove all or any part of the aforementioned property at the expiration or sooner termination of the Sublease, in which event such removal shall be done at Sublessee's expense, and Sublessee shall at its own expense repair any damage to the Premises caused by such removal prior to the termination of this Sublease.

          (c) At the end of the Sublease Term, Sublessee shall restore the Premises in accordance with the Terms of Article 8 of the Master Lease to the condition required under the Master Lease as if the Sublessee were tenant under the Master Lease.

       7.05 HOLDING OVER. If Sublessee holds over after the expiration or
            ------------
earlier termination of this Sublease, with or without the express or implied consent of Sublessor, then at the option of Sublessor Sublessee shall become and be only a holdover tenancy at a rent equal to the greater of(a) one hundred fifty percent (150%) of the Rent payable by Sublessee immediately prior to such expiration or termination or (b) one hundred and fifty (150%) percent of the Fair Market Rental (as defined in the master lease), pro rated on a daily basis and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (ii) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Sublessor by reason of Sublessee's failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease.

     8.  ENVIRONMENTAL MATTERS.
         ---------------------

       8.01 HAZARDOUS MATERIAL. As used herein, the term "Hazardous Material"
            ------------------
means any hazardous, toxic, explosive or radioactive substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, (iii) asbestos, (iv) flammable explosives, (v) radioactive materials or (vi) polychlorinated biphenyls.

       8.02 SUBLESSEE'S USE OF PREMISES. Sublessee hereby agrees, represents,
            ---------------------------
covenants, and warrants that neither it nor its employees, agents, contractors, sublessees, assignees, licensees and invitees, shall engage in or permit to exist anywhere in, on, under above or about the Premises any Hazardous Material without Sublessor's prior written consent. Notwithstanding the foregoing, Sublessee may, but in strict compliance with all Environmental Laws, use deminimus amounts of ordinary and customary materials such as office supplies reasonably required in the normal course of Sublessee's use of the Premises for general office purposes, so long as Sublessee's use of such materials does not expose the Premises or any other adjacent property to any risk of contamination by a Hazardous Material or expose the Landlord to any liability therefore.

       8.03 INDEMNIFICATION OF SUBLESSOR. Sublessee shall indemnify, defend,
            ----------------------------
protect and hold Sublessor and its partners, officers, directors, employees, trustees, successors, assigns, agents, servants, affiliates, representatives and contractors (collectively, herein "Sublessor Affiliates") harmless from any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive and consequential damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the term of this Sublease directly or indirectly from, attributable to or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface, surface water or groundwater at, on, about, under or within the Premises or the Master Premises, or any portion thereof, by Sublessee, Sublessee Affiliates, or any invitee of Sublessee.

       8.04 MASTER LEASE. In addition to the obligations of this Section 8,
            ------------
Sublessee agrees to be bound and fulfill all environmental provisions of the Master Lease and those provisions are hereby incorporated and restated.

          8.05 SURVIVABILITY. Each of the covenants and agreements of Sublessee
               -------------
set forth in this Section 8 shall survive the expiration or earlier termination of this Sublease.

     9.  REPRESENTATIONS AND WARRANTIES BY SUBLESSOR. Sublessor represents and
         -------------------------------------------
warrants, to the best of Sublessor's knowledge, as follows:

          a. Sublessor is the "Tenant" or "Lessee" under the Master Lease, and that no portion of the Premises have been assigned or sublet to any other person or entity other than Sublessee;

          b. The Master Lease is in full force and effect and has not been modified, altered or amended except as herein identified and the copy of the Master Lease attached hereto is a true, correct and complete copy of the Master Lease;

          c. Sublessor has not received any written notice of default under the Master Lease or notice of termination of the Master Lease from Master Lessor, nor has Sublessor received any written notice of violation or condemnation from any federal, state, municipal or local governmental authority relating to the Premises; and

          d. Sublessor has not received a Notice of Default from Master Lessor that remains uncured, and to the best of the actual knowledge of Sublessor, there exists under the Master Lease no default by either Master Lessor or Sublessor.

     10.  INDEMNIFICATION: EXCULPATION
          ----------------------------

         10.01  NON-LIABILITY OF SUBLESSOR. Sublessor shall not be liable to
                --------------------------
Sublessee and Sublessee hereby waives and releases all claims against Sublessor and Sublessor Affiliates (as defined in Section 8.03 above) for injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises or the Master Premises. Without limiting the foregoing, neither Sublessor nor any of the Sublessor Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Sublessee's property stored with or entrusted to Sublessor or Sublessor Affiliates, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other sublessees, occupants or other visitors to the Premises or the Master Premises or from any other cause whatsoever, or (iv) any latent or other defect in the Premises or the Master Premises. Notwithstanding anything to the contrary herein, Sublessor shall not be released or indemnified from any losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the gross negligence or willful misconduct of Sublessor or Sublessor's Affiliates, Sublessor's violation of any law, order or regulation, or breach of Sublessor's obligations or representations under the Sublease.

          10.02  INDEMNIFICATION OF SUBLESSOR. Sublessee shall indemnify,
                 ----------------------------
defend, protect and hold Sublessor harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, actual attorneys' fees and costs, incurred or asserted in connection with (i) injury or damage to any person or property whatsoever arising out of or in connection with this Sublease, the Premises or Sublessee's activities in or about the Premises including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Sublessee, its agents, servants, contractors, employees, representatives, licensees or invitees, or (ii) any breach or default by Sublessee of its obligations under this Sublease. The provisions of this Section 10.02 shall survive the expiration or earlier termination of this Sublease.

          10.03  MASTER LESSOR DEFAULT; CONSENTS. Notwithstanding any provision
                 -------------------------------
of this Sublease to the contrary, provided Sublessor performs its obligations hereunder, (a) Sublessor shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Sublessee by reason or as the result of any breach, default or failure to perform by the Master Lessor under the Master Lease and (b) whenever the consent or approval of Sublessor and Master Lessor is required for a particular act, event or transaction (i) any such consent or approval by Sublessor shall be subject to the consent or approval of Master Lessor and (ii) should Master Lessor refuse to grant such consent or approval, under all circumstances, Sublessor shall be released from any obligation to grant its consent or approval.


     11.    INSURANCE. Sublessee shall procure and maintain, at its own cost and
            ---------
expense, such insurance as is required to be carried by Sublessor under the Master Lease as incorporated herein, naming Sublessor, as well as Master Lessor, in the manner required therein.

     12.    MISCELLANEOUS.
            -------------

        12.01  COUNTERPARTS. This Sublease may be executed in one or more
                ------------
counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

        12.02  SOLE AGREEMENT. This Agreement contains all of the
               --------------
understandings of the parties and all representations made by either party to the other are merged herein.

        12.03  MODIFICATION. This Agreement may not be modified in any respect
               ------------
except by a document in writing executed by both parties hereto or their respective successors.

        12.04  ATTORNEYS' FEES. If any party commences an action against the
               ---------------
other, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs.

        12.05  BINDING EFFECT. This Agreement shall be binding on and inure to
               --------------
the benefit of the parties and their respective heirs, successors and assigns.

        12.06  BROKER COMMISSION. Sublessee acknowledges that Cushman &
               -----------------
Wakefield of California and Spallino Reid Corporate Real Estate Services (the "Brokers") are the only real estate brokers responsible for bringing about or negotiating this Lease and are the only Brokers with whom Sublessee has dealt with regarding this Lease. In addition to any other Rent or Additional Rent, Sublessee agrees to pay Sublessor $5,659.71 per month for each month during the term of this sublease. This payment is to reimburse Sublessor for the brokerage commission amortized over the term of the Sublease at 8.5%. In the event that the Sublease terminates before March 31, 2002, due in any part to a default by Sublessee, Sublessee shall immediately pay, in additional to any other amounts which may then be due and payable, a payment which equals the number of months remaining from the date of termination to March 31, 2002 times $5,659.71.

        12.07  SUBLESSORS OBLIGATIONS. Provided Sublessee is not in default,
               ----------------------
Sublessor shall not terminate or take any actions which could give rise to the termination of the Master Lease, amend or waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the master Lease to the extent the foregoing would have a material adverse effect on Sublessee's rights or obligations hereunder without in each instance, Sublessee's prior written consent not unreasonably withheld. Sublessor, with respect to the obligations of Master Lessor under the Master Lease, shall use Sublessor's good faith efforts to cause Master Lessor to perform such obligations for the benefit of Sublessee, however, nothing herein shall require Sublessor to incur any costs or expenses. Such good faith efforts shall include: (a) upon Sublessee's written request, promptly notifying Master Lessor of its nonperformance under the Master Lease, and requesting that Master Lessor perform its obligations under the Master Lease; and (b) permitting Sublessee to commence a lawsuit or other action in Sublessor's name to obtain the performance required from Master Lessor under the Master Lease; provided, however, that if Sublessee commences a lawsuit or other action, Sublessee shall pay all costs and expenses incurred in connection therewith, and Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all costs and expenses incurred by Sublessor in connection therewith.

        12.08  ASSIGNMENT OF RIGHTS. To the extent assignable and at no cost and
               --------------------
expense to Sublessor, Sublessor hereby assigns to Sublessee all warranties and indemnities made by Master Lessor to Sublessor under the Master Lease which would reduce Sublessee's obligations hereunder, and shall cooperate with Sublessee to enforce all such warranties and indemnities.

        12.09  SUBORDINATION. Sublessor shall use its best efforts, without
               -------------
incurring any cost or expense, to obtain from any lenders or ground Sublessor of the Premises or the building in which the Premises are located a written agreement providing for recognition of Sublessee's interests under the Sublease in the event of a foreclosure of the lender's security interest or termination of the ground lease. Further, prior to Sublessor's subordination of its leasehold interest to a ground lease or instrument of security, Sublessor shall, without being required to incur any costs or expenses, use reasonable efforts to obtain from any such ground lessor or lenders such a recognition agreement. The inability of Sublessor to obtain such recognition of the Sublessee shall not constitute a default under this Sublease.

        12.10  AUTHORIZATION TO DIRECT SUBLEASE PAYMENTS. Sublessee shall have
               -----------------------------------------
the right to pay all rent and other sums owing by Sublessee to Sublessor hereunder for those items which also are owed by Sublessor to Master Lessor under the Master Lease directly to Master Lessor if Sublessor fails to make any payment required to be made by Sublessor to Master Lessor under the Master Lease. Sublessee shall provide to Sublessor concurrently with any payment to Master Lessor reasonable evidence of such payment. Any sums paid directly by Sublessee to Master Lessor in accordance with this paragraph shall be credited toward the amounts payable by Sublessee to Sublessor under the Sublease.

        12.11  APPROVALS. Whenever the Sublease requires an approval, consent,
               ---------
designation, determination, selection or judgment by either Sublessor or Sublessee, unless another standard is expressly set forth, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

        12.12  MASTER LESSOR CONSENT. The Sublease and the obligations of the
               ---------------------
parties thereto are conditioned upon receipt of Master Lessor's consent to the Sublease. In the event that Master Lessor fails to consent to the Sublease as provided in the Master Lease, and within the time period specified under the Master Lease, either party shall have the right to terminate the Sublease.

        12.13  CORPORATE AUTHORITY. If Tenant is a corporation, Tenant
               -------------------
represents and warrants that each individual executing this Sublease on its behalf is duly authorized to execute and deliver this Sublease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Sublease is binding upon said corporation in accordance with its terms.



        IN WITNESS WHEREOF, the parties hereto have hereunto set their hand on the date first above written.


SUBLESSOR:                                SUBLESSEE:


RAYTHEON COMPANY                        CONCENTRIC NETWORK CORPORATION
a Delaware corporation                    a Delaware corporation



By: /s/ Thomas D. Hyde                    By: /s/ Henry R. Nothhaft
    --------------------------                -------------------------


Name:   Thomas D. Hyde                    Name:   Henry R. Nothhaft
      ------------------------
Title:  Senior Vice President             Title:  Chairman, President & CEO
      ------------------------
        Secretary & General Counsel

                                                                          [LOGO]
                                                                         SOBRATO
                                                           DEVELOPMENT COMPANIES

                        LANDLORD'S CONSENT TO SUBLEASE

The Sobrato Group ("Landlord"), as Landlord under that certain Lease (the "Lease") dated May 23, 1991 as amended by First Amendment to Lease dated April 7, 1992, and by Second Amendment to Lease dated July 28, 1992, by and between Landlord and Raytheon TI Systems, Inc., as successor in interest to Texas Instruments Inc., as successor in interest to Tiburon Ssytems, Inc. ("Tenant"), as Tenant, subject to and specifically conditioned upon the following terms and conditions hereby grants its consent to the Sublease dated October 25, 1999 made by and between the Tenant, as sublandlord, and Concentric Network Corporation ("Subtenant"), as subtenant, a copy of which is attached as Exhibit B ("the Sublease"), covering that certain premises (the "Premises") commonly known as 1290 Parkmoor Avenue, San Jose, California.

As conditions to the consent of Landlord to the Sublease, it is understood and agreed as follows:

1. No Release. This Consent to Sublease shall in no way release the Tenant or any person or entity claiming by, through or under Tenant, including Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease, as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

2. Specific Provisions of Lease and Sublease. This Consent to Sublease consenting to a sublease to Subtenant does not constitute approval by Landlord of any of the provisions of the Sublease document or agreement thereto or therewith; nor shall the same be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding Landlord. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent to Sublease or the Lease and the provisions of the Sublease, the provisions of this Consent to Sublease or (as between Landlord and Tenant) the Lease, as the case may be, shall prevail unaffected by the Sublease.

3. Limited Consent. This Consent to Sublease does not and shall not be construed or implied to be a consent to any other matter for which Landlord's consent is required under the Lease, including, without limitation, any Alterations under the Lease.

4. Tenant's Continuing Liability. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by or through either Tenant or Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant.

5. Default by Tenant under the Lease. If Tenant defaults under the Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease. Upon written notice from Landlord, Subtenant shall thereafter pay to Landlord any and all sums due or payable under the Sublease. In such event, Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.

6. Termination of Lease. If at any time prior to the expiration of the term of the Sublease the Lease shall terminate or be terminated for any reason, the Sublease shall simultaneously terminate. However, Subtenant agrees, at the election and upon written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, except that the Base Rent set forth in the Sublease shall be substituted for the Base Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions. Upon the demand of Landlord, however, Subtenant agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph satisfactory to Landlord in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

7. Sublease Profits. Landlord and Tenant agree that no consideration is due in excess of base monthly rent pursuant to section 29 of the Lease Agreement.

8. No Waiver; No Privity. Nothing herein contained shall be deemed a waiver of any of the Landlord's rights under the Lease. In no event, however, shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant.

9. Notices. Subtenant agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, to Landlord.

10. Additional Provisions. Landlord and Subtenant further agree as follows:

     (a) In the event that the Lease terminates prior to the expiration of the term thereof for any reason other than as a result of an event of default by Subtenant under the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant upon all of the terms, covenants and conditions of the Sublease; provided, however, that the rental rate thereunder shall be increased to the same per square foot rental rate schedule as in the Lease between Landlord and Subtenant dated May 15, 1998 for the building located at 1400 Parkmoor Avenue, San Jose, California.

     (b) Notwithstanding anything to the contrary herein, the release and waiver of subrogation in Section 12 of the Lease shall apply as between Landlord and Subtenant.

     (c) Landlord shall not exercise any recapture right it may have under the Lease in the event Subtenant sublets the Premises or assigns the Sublease to an entity controlling, controlled by or under common control with Subtenant, a successor entity related to Subtenant by merger or consolidation, or a purchaser of substantially all of Subtenant's assets or stock. Landlord acknowledges that Subtenant intends to sublease portions of the Premises and agrees not to exercise any recapture right that it may have with respect to such subletting portions of the premises in the first year of the Sublease term.


Landlord
The Sobrato Group, a California limited Partnership

by   /s/ ["ILLEGIBLE"]
     ------------------
its   GP.
      -----------------

Tenant
Raytheon TI Systems, Inc., a Delaware corporation

by_____________________

its____________________

Subtenant
Concentric Network Corporation, a Delaware corporation

by   /s/ ["ILLEGIBLE"]
     --------------------

its   Corporate Secretary
      -------------------
          covenants and conditions of the Sublease; provided, however, that the rental rate thereunder shall be increased to the same per square foot rental rate schedule as in the Lease between Landlord and Subtenant dated May 15, 1998 for the building located at 1400 Parkmoor Avenue, San Jose, California.

     (b) Notwithstanding anything to the contrary herein, the release and waiver of subrogation in Section 12 of the Lease shall apply as between Landlord and Subtenant.

     (c) Landlord shall not exercise any recapture right it may have under the Lease in the event Subtenant sublets the Premises or assigns the Sublease to an entity controlling, controlled by or under common control with Subtenant, a successor entity related to Subtenant by merger or consolidation, or a purchaser of substantially all of Subtenant's assets or stock. Landlord acknowledges that Subtenant intends to sublease portions of the Premises and agrees not to exercise any recapture right that it may have with respect to such subletting portions of the premises in the first year of the Sublease term.


Landlord
The Sobrato Group, a California limited Partnership

by________________________

its_______________________

Tenant Raytheon Company, successor by merger to Raytheon TI Systems, Inc, a Delaware corporation by /s/ Thomas D. Hyde
   -------------------------
       Thomas D. Hyde
its    Senior Vice President
       ---------------------
       Secretary and General Counsel

Subtenant
Concentric Network Corporation, a Delaware corporation

by________________________

its_______________________

                           [LETTERHEAD APPEARS HERE]


                           SECOND AMENDMENT TO LEASE

     This Amendment is made this 28th day of July 1992 by and between The Sobrato Group having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Tiburon Systems, Inc., a California corporation ("Tenant").

                                   WITNESSETH

     WHEREAS Landlord and Tenant entered into a lease ("Lease") dated May 23, 1991 for the premises ("Premises") located at 1290 Parkmoor Avenue, San Jose, California.

     WHEREAS effective July 28, 1992, Landlord and Tenant wish to modify the Lease to reflect the increase in rent by acceptance of the Tenant Improvement costs to Tenant in the amount of $897,219.33 totaling $232,429.33 more than the Tenant Interior Improvement Allowance of $664,790.00 as defined in paragraph 7 of the Lease; and

     WHEREAS effective July 28, 1992, Landlord and Tenant wish to document the elimination of the Option to Lease dated September 18, 1991 by and between The Sobraro Group and Tiburon Systems, Inc., for the Option Building;

     NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the pasties, the Lease is amended effective July 28, 1992 as follows:

          1. The initial monthly rent shall be increased by $3,486.44 per month to a total of $71,959.81 per month;

          2. The Option to Lease dated September 18, 1991 is hereby eliminated and a rental credit of $35,000.00 given to Tenant;

          3. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

       LANDLORD                     TENANT
       The Sobrato Group            Tiburon Systems, Inc.,
                                    a California corporation



BY:   /s/ ["ILLEGIBLE"]             BY:   /s/ ["ILLEGIBLE"]
      -----------------                  ------------------

ITS:  Trustee                       ITS:    President
                                          -----------------

                           [LETTERHEAD APPEARS HERE]


                           FIRST AMENDMENT TO LEASE

This Amendment is made this 7/th/,day of April 1992 by and between The Sobrato Group having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Tiburon Systems, Inc., a California corporation ("Tenant").

                                  WITNESSETH

WHEREAS Landlord and Tenant entered into a lease ("Lease") dated May 23, 1991 for the premises ("Premises") located at 1290 Parkmoor Avenue, San Jose, California; and

WHEREAS effective March 23, 1992, Landlord and Tenant wish to modify the Lease to document the Commencement Date based on Substantial Completion of the Tenant Improvements which occurred on March 23, 1992;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective March 23, 1992 as follows:

  1.   The Commencement Date of the Lease shall be March 23, 1992.

  2. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.

IN WITNESS WHEREOF, the parries hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                                     TENANT
The Sobrato Group                            Tiburon Systems, Inc.,


BY: /s/ [ILLEGIBLE]^^                        BY: /s/ [ILLEGIBLE]^^
    ---------------------                       -----------------------

ITS:  Trustee                                ITS: Facilities Mgr.
                                                  ---------------------

                                OPTION TO LEASE

     THIS AGREEMENT is entered as of the 18th day of September, 1991, by and between THE SOBRATO GROUP, a California Limited partnership (hereinafter collectively called "Landlord"), and TIBURON SYSTEMS, INC. (hereinafter called "Tenant"), a California corporation.

                                   Recitals:

     A. Concurrently with the execution of this Agreement, Landlord and Tenant are entering into a lease (" 1290 Parkmoor Lease") respecting premises (the "Premises") located at 1290 Parkmoor, San Jose, California.

     B. As part of the consideration for Tenant entering into the 1290 Parkmoor Lease, Landlord is willing to grant to Tenant an option to lease a building on adjacent land on which Landlord has an option to purchase outlined on Exhibit A (the "Property"). Such building currently does not exist, but Landlord agrees to exercise its option to purchase the Property and construct the building if Tenant exercises such option to lease. Such building and Property is herein referred to as the "Option Building".

     C. The parties now wish to document the terms of such option to lease the Option Building.

     NOW, THEREFORE, in consideration of the execution of the 1290 Parkmoor Lease by both parties, and in consideration of the mutual covenants set forth below, the parties agree as follows:

     1. Grant of Option. Landlord hereby grants to Tenant an option to lease the Option Building (the "Option") subject to the terms and conditions set forth in this Agreement.

     2. Term of Option. Tenant shall be entitled to exercise the Option at any time during the period commencing on the Commencement Date of the 1290 Parkmoor Lease (as the Commencement Date is therein defined) and ending at 5:00 p.m. June 26, 1992. Such period shall herein be referred to as the "Option Period".

     3. Exercise of Option. Tenant shall exercise the Option by delivery of written notice to Landlord within the option Period of such exercise. Tenant shall be entitled to exercise the option only if (i) Tenant has not been in default under the terms of the 1290 Parkmoor Lease, and (ii) Tenant's financial condition is such that an institutional lender is willing to commit to make a non-recourse loan to Landlord in a minimum amount equal to seventy five percent (75%) of the value of the Option Building.

     4. Lease of the Option Building. Within thirty (30) days after Tenant's exercise of the Option, Landlord and Tenant shall enter into a written lease of the Option Building (the "Option Building Lease"). The Option Building Lease shall be on the same terms as the 1290 Parkmoor Lease, except as follows:

          (a) The Premises shall be Option Building. References in the 1290 Parkmoor Lease format shall be changed in the Option Building Lease to refer to Option Building.

          (b) Landlord shall provide 3.4 parking spaces per 1,000 square feet of leasable space within the option Building.

          (c) The term shall commence upon the date of Substantial Completion of Tenant Improvements for the Option Building ("Commencement Date"), and end on the tenth (10th) anniversary thereof, subject to two (2) options to extend the term for five (5) years each.

          (d) Rent shall be payable beginning on the Commencement Date referred to in paragraph 2 hereinabove. The monthly rent for the Option Building shall be the total achieved by multiplying the same per square foot rent each month as is applicable for the 1290 Parkmoor Lease by the number of leasable square feet for the Option Building. Monthly rent for the Option Building shall be subject to adjustment on the same dates as the rent under the 1290 Parkmoor Lease.

          (e) The security deposit shall be equal to the rent amount for the Option Building for the first month of the term.

          (f) The Tenant Improvement Allowance shall be modified to (i) reflect a Tenant Improvement Allowance of Twenty Five Dollars ($25.00) times the number of leasable square feet of space in the Option Building, and (ii) require Tenant's submission to Landlord of its Working Drawings as set forth below in this Agreement.

          (g) A default under the 1290 Parkmoor Lease shall be deemed a default under the Option Building Lease; and a default under the Option Building Lease shall be deemed a default under the 1290 Parkmoor Lease.

          (h) Tenant may elect, prior to the Commencement Date of the Option Building Lease, to extend the term of the 1290 Parkmoor Lease so as to be co-terminous with the Option Building Lease. If said election is made by Tenant, the rent for the Premises during said extension period under the 1290 Parkmoor Lease shall be at Fair Market Value (as the term is therein defined.)

     5.   Construction of Shell and Tenant Improvements.

          (a) Within thirty (30) days after Tenant's exercise of the Option, Landlord shall deliver to Tenant plans and specifications for construction of the shell of Option Building (together called the "Shell Plans"). The Shell Plans shall contemplate construction of a building containing approximately 26,000 square feet of leasable square feet in a single story building with parking sufficient to provide at least 3.4 parking spaces per 1,000 square feet of leasable space in the building. "Leasable Square Feet" shall include all square footage within the Option Building measuring from the exterior surface of exterior building walls as to each such floor, including any covered loading docks. The Shell Plans shall contemplate construction of a building of a design and quality comparable to the Premises and shall include a covered walkway connecting the Premises with the Option Building.

          (b) Within ninety (90) days after Tenant's receipt of the Shell Plans, Tenant shall submit to Landlord Working Drawings respecting Tenant Improvements that Tenant desires Landlord to construct in the Option Building. The respective rights and obligations of Landlord and Tenant regarding the Tenant Improvements shall be as otherwise set forth in the 1290 Parkmoor lease.

          (c) Landlord shall commence construction of Option Building as soon as reasonably possible after Tenant's exercise of the Option, and continue diligently to construct the same until completion thereof in accordance with the Shell Plans. All costs of construction of the shell of Option Building shall be borne solely by Landlord. The costs included within the shell construction shall be as set forth on Exhibit B hereto. The costs of the Tenant Improvements constructed therein shall be borne as set forth in the 1290 Parkmoor Lease.

     6. Failure by Landlord to Purchase the Property. Tenant acknowledges that Landlord does not own the Property as of the date of this Agreement In the event that Tenant exercises the Option and Landlord is unable to purchase the Property through no fault of Landlord, the Option shall be of no further force and effect, and Landlord shall have no further liability to Tenant hereunder.

     7. Memorandum of Option. The parties shall record within ten (10) days after execution of this Agreement by both parties hereto a short form memorandum of this Agreement in form reasonably satisfactory to both parties against title to the Property.

     8. Notices. All notices, consents, approvals, or other communications desired or required to be given under this Agreement to either party shall be given in writing personally (including by courier), or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to the parties as follows:

    If to Tenant    Tiburon Systems, Inc
                    2085 Hamilton Avenue
                    San Jose, CA 95125
                    Attention: Lynn Canda

    If to Landlord: The Sobrato Group
                    10600 N. De Anza Blvd., Suite 200
                    Cupertino, CA. 95014-2031
                    Attn: John Michael Sobrato

     All notices shall be deemed received upon actual receipt thereof; or if given by U.S. mail, then three (3) days after the posted date of mailing. Either party may change its address by written notice to the other party in accordance with the provisions of this paragraph.

     9. Entire Agreement. This Agreement and the 1290 Parkmoor Lease contain all representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement.

     10. Time. Time is of the essence in the performance of the parties' respective obligations herein contained.

     11. Attorneys' Fees. In the event any dispute between the parties hereto should result in litigation, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable attorney's fees.

     12. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.

     13. Amendments. No addition to or modification of any provisions contained in the Agreement shall be effective unless fully set forth in writing by both Landlord and Tenant.

     14. Successors. The terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. However, Tenant shall not assign its interest, or any portion thereof, in this Agreement, unless such assignment is in conjunction with and effective concurrently with an assignment of Tenant's interest in the 1290 Parkmoor Lease. Furthermore, Landlord shall not assign its interest under this Agreement, or delegate any obligations hereunder, without Tenant's prior written consent, which shall not unreasonably be withheld.

     15. Quitclaim Deed. In the event Tenant does not exercise the Option within the Option Period, then upon request to do so by Landlord, Tenant shall execute a quitclaim deed transferring any right, rifle, or interest it may have under this Agreement to Landlord. Such quitclaim deed shall be in form reasonably designed to effectuate the foregoing.

     16. Captions. The marginal headings or rifles to the paragraphs of this Agreement are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part thereof.

     17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of State of California.

     IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD: THE SOBRATO GROUP                  TENANT: TIBURON SYSTEMS

a California Limited Partnership             a California Corporation


BY: /s/ [ILLEGIBLE]^^                        BY: /s/ [ILLEGIBLE]^^
   ------------------------------               ---------------------------

ITS: General Partner                         ITS: _________________________
    -----------------------------

                                  EXHIBIT "A"
                                   Property

                                  EXHIBIT "B"
                               Shell Definition

Building Shell Definition

The Building Shell includes the following items:

1.   Site Work

     a.   Asphalt concrete paving, wheel stops, and striping.

     b. concrete sidewalks, curbs, gutter, driveway, approaches, and planter walls.

     c.   Landscaping, landscape lighting, waterscape, and irrigation.

     d. Underground utilities - water, gas, fire line, sanitary line, site storm drainage system and primary and secondary electrical line stubbed into building.

2.   Building Structure

Includes all elements necessary to provide for a completely waterproof Building Shell including but not limited to:

     a. Concrete foundation and slab on grade including all reinforcing steel and ire mesh including loading dock if applicable.

     b.   Structural steel, columns and beams.

     c. Wood panelized gluelam roof structure with fiberglass built-up roofing including roof drainage plumbing.

     d. Glass, glazing and perimeter roll up or hollow metal doors including normal passage hardware.

     e.   Concrete tilt up or plaster on metal stud framed exterior walls.

     f.   Exterior painting.

Other than those items delineated above, all other costs associated with building construction shall be included as part of the interior improvement allowance.

                                                                         Annex 1

                                    (LOGO)

                                 Lease between
                  Tiburon Systems, Inc. and The Sobrato Group

Parties......................................................   1
Premises.....................................................   1
Use..........................................................   1
Term and Rental..............................................   1
   Rental Adjustment.........................................   1
Security Deposit.............................................   1
Late Charges.................................................   2
Construction and Possession..................................   2
Acceptance of Possession and Covenants to Surrender..........   3
Uses Prohibited..............................................   4
Alterations and Additions....................................   4
Maintenance of Premises......................................   4
Hazard Insurance.............................................   5
Taxes........................................................   5
Utilities....................................................   6
Abandonment..................................................   6
Free From Liens..............................................   6
Compliance With Governmental Regulations.....................   6
Toxic Waste and Environmental Damage.........................   6
Indemnity....................................................   7
Advertisements and Signs.....................................   7
Attorney's Fees..............................................   7
Tenant's Default.............................................   7
   Remedies..................................................   8
   Right to Re-enter.........................................   8
   Abandonment...............................................   8
   No Termination............................................   8
Surrender of Lease...........................................   9
Habitual Default.............................................   9
Landlord's Default...........................................   9
Notices......................................................   9
Entry by Landlord............................................   9
Destruction of Premises......................................   9
Assignment or Sublease.......................................  10
Condemnation.................................................  11
Effects of Conveyance........................................  11
Subordination................................................  11
Waiver.......................................................  12
Holding Over.................................................  12
Successors and Assigns.......................................  12
Estoppel Certificates........................................  12
Option to Extend the Term....................................  12
   Resolution of a Disagreement over the Fair Market Rental..  13
Options......................................................  14
Quiet Enjoyment..............................................  14
Brokers......................................................  14
Landlord's Liability.........................................  14
Authority of Parties.........................................  14
   Corporate Authority.......................................  14
   Limited Partnerships......................................  14
Transportation Demand Management Programs....................  14
Miscellaneous Provisions.....................................  14

                                    Page i

Exhibit "A".......................................................  16
Exhibit "B".......................................................  17
Exhibit "C".......................................................  18
Exhibit "D".......................................................  19
Exhibit "E".......................................................  20
Exhibit "F".......................................................  21

                                    Page ii
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1.   PARTIES:  THIS LEASE, is entered into on this 23/RD/ day of May, 1991, between THE SOBRATO GROUP, a California Limited Partnership, and TIBURON SYSTEMS, INC., a California Corporation, hereinafter called respectively Landlord and Tenant.

2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, more particularly described as follows, to-wit:

That certain real property commonly known and designated as 1290 Parkmoor Avenue, San Jose, California, consisting of 66,479 square feet ("Building") as outlined in red on Exhibit "A".

3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of
Landlord: Office, research, development, testing, light manufacturing, ancillary warehouse, and related legal uses.

4. TERM AND RENTAL: The term shall be for One Hundred Twenty (120) months, commencing, as adjusted pursuant to paragraph 7, on the first day of April, 1992 ("Commencement Date"), and ending on the 30th day of March, 2002, at the total rent or sum, as adjusted pursuant to paragraph 4(a), of Eight Million Two Hundred Sixteen Thousand Eight Hundred Four and 40/100 Dollars ($8,216,804.40), payable, without deduction or offset, in monthly installments of Sixty Eight Thousand Four Hundred Seventy Three and 37/100 Dollars ($68,473.37), due on or before the first day of each calendar month during the term hereof. Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

4. (a)      Rental Adjustment: Beginning thirty (30) months after the
Commencement Date, and every thirty (30) months thereafter, the then payable monthly rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index ("Adjustment Date"). The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland - San Jose area, ("Index"). The Index most recently published preceding the commencement of the Lease (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then payable monthly rent shall be increased by multiplying the monthly rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding any subsequent decrease in the Index, the increase in the CPI for any calendar year shall never be less than four percent (4%) per year compounded annually nor more than eight percent (8%) per year compounded annually. Landlord's calculation of the rent escalation shall be conclusive and binding unless Tenant objects to said calculation within a thirty (30) day period. On adjustment of the monthly rent Landlord shall notify Tenant by letter stating the new monthly rent. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

5.   SECURITY DEPOSIT:   On or before December 20th, 1991, Tenant shall deposit
with Landlord the sum of Seventy Thousand and No/100 Dollars ($70,000.00) as a security deposit. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to payment of rent or other charges. Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any other payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord. Said deposit shall be returned to Tenant within thirty (30) days after the expiration of the term hereof less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

Notwithstanding the foregoing provisions of this paragraph 5, Landlord agrees that in lieu of a cash security deposit in the amounts specified above, Tenant may deposit an irrevocable letter of credit in favor of Landlord in the initial sum of Seventy Thousand and No/100 Dollars ($70,000.00), in a form reasonably acceptable to Landlord. Landlord shall be entitled to draw against the letter of credit in accordance with the preceding paragraph, provided that Landlord certifies to the issuer of the letter of credit under penalty of perjury that Tenant is in default under the Lease (as defined in paragraph 22 hereof). Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of eight (8) weeks thereafter. At least sixty (60) days prior to expiration of any letter of credit, the term thereof shall be renewed or extended. Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by Tenant. If Landlord draws against the letter of credit, Tenant shall replenish the existing letter of credit or cause a new letter of credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the security deposit required herein

6.   LATE CHARGES:   Tenant hereby acknowledges that late payment by Tenant to
Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice from Landlord that such amount is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

7.   CONSTRUCTION AND POSSESSION:   The Tenant Improvements shall be constructed
by independent contractors to be employed by and under the supervision of Landlord, as general contractor, in accordance with plans prepared by Dennis Kobza & Associates, Inc. Landlord shall construct the Tenant Improvements in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances.

Landlord shall be responsible for and shall pay the cost of the Tenant Improvements up to the amount of Six Hundred Sixty Four Thousand Seven Hundred Ninety and No/100 Dollars ($664,790.00) ("Tenant Improvement Allowance"). In the event the cost of Tenant Improvements is more than the Tenant Improvement Allowance, the monthly rental under the Lease shall be increased at the rate of Fifteen Dollars ($15.00) per month for each One Thousand Dollars ($1,000.00) of the increase in the Tenant Improvement Allowance up to a maximum increase in the Tenant Improvement Allowance of Three Hundred Thirty Two Thousand Three Hundred Ninety Five and No/100 Dollars ($332,395.00). In the event the cost of Tenant Improvements is less than the Tenant Improvement Allowance, the monthly rental under the Lease shall be reduced at the rate of Ten Dollars ($10.00) per month for each One Thousand Dollars ($1,000.00) of the Tenant Improvement Allowance not used. The cost of the Tenant Improvements including fit-up of special areas shall include a fee of Nine percent (9%) to cover all of the following: a field superintendent, temporary on-site facilities; home office administration, supervision, and coordination; financing fees, and construction interest. Costs in excess of said Tenant Improvement Allowance, if any, shall be paid for by Tenant in cash within ten (10) days after Landlord has provided Tenant with evidence that Landlord's progress payments to sub-contractors has exceeded said Tenant Improvement budget. All costs for Tenant Improvements shall be fully documented to and verified by Tenant.

Landlord and Tenant have approved the preliminary working drawings ("Preliminary Working Drawings") attached as Exhibit "B" and the preliminary budget for the Tenant Improvement costs ("Preliminary Budget") attached as Exhibit "C". Based on this information, Landlord shall prepare the final working drawings ("Final Working Drawings") attached as Exhibit "D" and final budget for the Tenant Improvement costs ("Final Budget") attached as Exhibit "E". In the event the Final Budget exceeds the Tenant Improvement Allowance, Landlord shall have the right to require Tenant to post a letter to credit to secure Tenant's reimbursement obligation for the difference between the Final Budget and the Tenant Improvement Allowance. In the event Tenant makes any changes to the Final Working Drawings which cause Landlord's construction schedule to be delayed, the Commencement Date shall occur one (1) day in advance of Substantial Completion as defined below for each day of delay.

If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant by the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date and termination date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. The term of the Lease shall not commence until substantial completion of the Premises occurs. "Substantial Completion" shall mean that: (i) all necessary governmental approvals, permits, consents, and certificates have been obtained by or for Landlord for the lawful construction by Landlord, and occupancy by Tenant, or said Premises, excluding work attributable to any special fit-up requested or required by Tenant, (ii) all of the Premises interior fully meet all of the Final Working Drawings, excluding Tenant's special fit-up, (iii) all of the Premises exterior substantially meets the applicable Final Working Drawings, including paved parking areas, and (iv) said interior is in a "broom clean" finished condition. If necessary, Landlord reserves the right to post a bond for the uncompleted portion of the landscaping.

8. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and the other improvements in their present condition, except for the "punch list" as set forth on Exhibit "F", attached hereto. The Tenant agrees on the last day of the term hereof, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at the commencement of the Lease, normal wear and tear excepted. Tenant agrees to remove all phone and data cabling from the suspended ceiling and repair any damage to the ceiling caused by such cabling. Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the commencement of this Lease or to cause Tenant to surrender all post-commencement alterations, additions, and improvements in place to Landlord. If Landlord shall so desire, then Tenant shall remove such post-commencement alterations, additions, and improvements as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the termination of this Lease at Tenant's sole cost and expense. Tenant on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

9.   USES PROHIBITED:   Tenant shall not commit, or suffer to be committed, any
waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Building or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Building, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

10. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises, or any part thereof, without
(i) the written consent of Landlord first had and obtained, and (ii) delivering to Landlord the proposed architectural and structural plans for all such alterations. Any addition or alteration to the Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Alterations and additions which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. After having obtained Landlord's consent, Tenant agrees that prior to the commencement of any alterations and additions, Tenant shall cause to be provided to Landlord, payment and performance bonds satisfactory to Landlord, to assure timely completion of such work and payment of all costs of such work. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on the land where the Premises are located or on adjacent land owned by Landlord.

11. MAINTENANCE OF PREMISES: Landlord warrants that as of the date of this Lease, the roof and the roof membrane, exterior walls, glazing, plumbing, electrical and HVAC systems, sidewalks and parking areas, of the Premises are in good and sanitary order, condition, and repair. Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, the roof membrane, glazing, sidewalks, parking areas, plumbing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Landlord at its sole cost and expense, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior walls, structure and structural members, and roof structure of the Building. Subject to the obligations of Tenant to provide periodic routine maintenance of the Premises in accordance with the provisions set forth in Paragraph 11 above, Landlord shall also provide a contractor's warranty on the Tenant Improvements for a period of one (1) year from the Commencement Date. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bimonthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Tenant shall be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. All vinyl wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl wall surfaces exclusively to V-joints. Tenant agrees to water, maintain and replace, when necessary, any shrubbery and landscaping.

Notwithstanding anything to the contrary in this Lease, if Tenant's maintenance or repair obligations as set forth in this Lease would require Tenant to perform or pay for any item which (i) would be properly be capitalized under generally accepted accounting principles, and (ii) costs in excess of $25,000.00 per occurrence, then Landlord shall perform such repair or make such replacement promptly following written notice by Tenant of the need therefor and the cost of such item or improvement shall be allocated as follows: Tenant shall pay to Landlord within ten (10) days after receipt of Landlord's written demand and supporting documentation a proportion of the cost equal to the actual cost of such improvement or item as paid by landlord to third parties times a fraction, the numerator of which is the number of months remaining in the initial Lease Term, and the denominator of which is the useful life of the improvement in months, and Landlord shall pay the balance of such cost.

12. HAZARD INSURANCE: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises am hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances. The Landlord agrees to purchase and keep in force fire, earthquake (at Landlord's election), and extended coverage insurance covering the Premises in amounts not to exceed the actual insurable value of the Building as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Tenant shall have the to specify the amount of any insurance policy to be carried by Landlord under this Lease and shall reimburse Landlord for the premiums payable with respect to insurance policies for which Tenant is responsible containing the deductible so specified by Tenant or on insurance policies for which Tenant fails to specify a deductible amount within ten (10) days following Landlord's written demand for such deductible specification. In the event of damage to the Premises covered by Landlord's "all risk" casualty policy (and not caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors, subcontractors, or invitees), Tenant shall pay the amount of any deductible under such policy if this Lease is not terminated in connection with such casualty as provided in paragraph 28. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal or less than four (4) times the cost of the fire and extended coverage premiums.

In addition, Tenant agrees to insure its personal property, additions, alterations, and improvements for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises of $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificate to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation or termination. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies, as set forth above. The parties shall use their best efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

13. TAXES: Tenant shall be liable for all taxes levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special

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assessment installments levied on the Premises, upon the occupancy of the
Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease term, and as they be, come due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax.

14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord's reasonable control.

15. ABANDONMENT: Tenant shall not vacate or abandon the Premises at any time during the term; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

16. FREE FROM LIENS: Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant.

17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the uses of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:   Without the prior written consent
of Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, emit, or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which am identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"). Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response. Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgement. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises. Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises,
(iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, and (iv) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency. Tenant shall have the right to approve the selection of Landlord's attorneys and the attorney's fee schedule prior to the engagement by Landlord of any attorneys pursuant to this paragraph 18.

19.  INDEMNITY:   As a material part of the consideration to be rendered to
Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time except due to the negligence or willful misconduct of Landlord, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims. Tenant shall have the right to approve the selection of Landlord's attorneys and the attorney's fee schedule prior to the engagement by Landlord of any attorneys pursuant to this paragraph 19.

20.  ADVERTISEMENTS AND SIGNS:    Tenant will not place or permit to be placed,
in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

21.  ATTORNEY'S FEES:    In case suit should be brought for the possession of
the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action.

22.  TENANT'S DEFAULT:   The occurrence of any of the following shall
constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; b) The abandonment or vacation of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case era petition fried against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

22.(a)   Remedies:   In the event of any such default by Tenant, then in
addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the rime of award exceeds the amount of such rental loss Tenant proven could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could Be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary come of things would be likely to result therefrom, and c) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and
(b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, "worth at the time of award is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

22.(b)   Right to Re-enter:   In the event of any such default by Tenant,
Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

22.(c)   Abandonment:   In the event of the vacation or abandonment of the
Promises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22.(b) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.(a) above, then the provisions of California Civil Coda Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Promises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

22.(d)   No Termination:   No re-entry or taking possession of the Premises by
Landlord pursuant to 22.(a) or 22.(c) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

23.  SURRENDER OF LEASE:   The voluntary or other surrender of this Lease by
Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Building or Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

24.  HABITUAL DEFAULT:   Notwithstanding anything to the contrary contained in
paragraph 22, 22 (a) (b) (c) and (d), the parties hereto agree that if the Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve month period during the term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

25.  LANDLORD'S DEFAULT:   In the event of Landlord's failure to perform any of
its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure such failure prior to any claim for breach or for damages resulting from such failure.

26.  NOTICES:   All notices required to be given under this Lease shall be sent by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party.

27.  ENTRY BY LANDLORD:   Tenant shall permit Landlord and his agents to enter
into and upon said Premises at all reasonable times subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within one hundred eighty
(180) days prior to the expiration of this Lease, to place upon the Premises any "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

28.  DESTRUCTION OF PREMISES:   In the event of a partial destruction of the
Premises by an insured causality during the term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of receipt of all necessary governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises, in the reasonable judgement of Landlord. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises are more than partially destroyed, or in the event the repairs cannot be made in one hundred eighty (180) days, Landlord or Tenant may elect to terminate this Lease. Landlord shall not be required to restore additions, alterations or improvements made by Tenant or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California am waived by Tenant.

In the event of a total or partial destruction of the Premises by an uninsured casualty, the Lease shall automatically terminate, unless (i) Landlord elects to rebuild, and (ii) the damage can be repaired within one hundred eighty (180) days.

29. ASSIGNMENT OR SUBLEASE: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement and upon request to Tenant, Landlord shall be given additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space to affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space, (ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (ii) above. Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the rent payable hereunder (including an allocation of the purchase price attributable to Tenant's leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid sixty-seven percent (67%) to Landlord and thirty-three percent (33%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (a) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (b) from and after such date, the rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises.

If Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(a) The proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease;

(b) The proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease, and Landlord has been furnished with reasonable proof thereof;

(c) The proposed sublease shall be in form reasonably satisfactory to Landlord;

(d) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current "Fair Market Value" as defined in paragraph 38 below;

(e) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and

(f) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to, and approval by Landlord.

Any assignment or transfer shall be made only if and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee.

If Tenant is a corporation or partnership, all the above provisions shall apply to a transfer (by one or more transfers) of a majority of the stock of the corporation or the majority of ownership or control of the partnership, as if such transfer were an assignment of this Lease.

30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking;, but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to mover compensation for damage to or taking of any alterations, additions or improvements made by Tenant or Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130.

31. EFFECTS OF CONVEYANCE: The term Landlord as used in this Lease, means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Landlord shall transfer and deliver Tenant's security deposit, to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security the, roof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant's s hereunder.

33. WAIVER: The waiver by Landlord of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

34. HOLDING OVER: Any holding over after the termination or expiration of the said term, shall be construed to be a hold over tenancy and Tenant shall pay rent to Landlord at a rate equal to the greater of (i) one hundred fifty percent (150%) of the monthly rental installment due in the month preceding the termination or expiration of the Lease, pro rated on a daily basis or (ii) one hundred fifty percent (150%) of the Fair Market Rental (as defined in paragraph
37), pro rated on a daily basis. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the term of this Lease, upon not less than ten (10) days prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide thee (3) years of audited financial statements within five (5) days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

37. OPTION TO EXTEND THE TERM: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option (the "Option") to extend the term of this Lease for an additional term (the "Option Term"), which option Term shall be a period of Sixty (60) months. The Option Term shall be exercised, if at all, by written notice to Landlord on or before the date that is six (6) months prior to the expiration date of the initial term of the Lease. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the expiration date of the initial term, provided that the rent to be paid shall be the greater of (i) the rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the expiration date of the initial term. As used herein, the term "Fair Market Rental" for the Premises shall mean the base rent that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term, taking into account concessions being offered on the market at that time, the age of the Building, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental and other monetary payments, any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable to the Premises in the locality of the Building, and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Term in determining the rental such party would be willing to pay therefor. The determination of Fair Market Value shall also take into account that (i) Tenant is in occupancy and making functional use of the space in its then existing condition, and (ii) no brokerage commission is payable.

If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the expiration date of the initial terra. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (x) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the expiration date of the initial term in the manner provided herein, or (y) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37(a) below, If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37(a) below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to in paragraph 37(a) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(a) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37(a) below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(a) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

37(a). Resolution of a Disagreement over the Fair Market Rental:   Any
disagreement regarding the Fair Market Rental shall be resolved as follows:

(i) Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

(ii) If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

(iii) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

(iv) All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising commercial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in resolving the dispute pursuant to this paragraph.

38. OPTIONS: All Options provided Tenant in this Lease are personal and granted to original Tenant and arc not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised. Notwithstanding the foregoing, the option shall be transferable or assignable to any entity that acquires either a majority of the shares of stock of Tenant or a majority of the assets of Tenant.

39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the term and any extensions thereof.

40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Cornish & Carey Commercial and McMillan, Moore, Buchanan, and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

41. LANDLORD'S LIABILITY: If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners shall be liable personally for any deficiency.

42.  AUTHORITY OF PARTIES:

42.(a) Corporate Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

42.(b) Limited Partnerships: If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership. And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

43. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant hereby agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be included as Tenant Improvement Costs and any ongoing costs or expenses associated with a TDM program, such as an on-site TDM coordinator, which arc required for the Premises and not provided by Tenant shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant.

44.  MISCELLANEOUS PROVISIONS:
All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

Subject to the written notice and aim opportunity requirements of Paragraph 22 of this Lease, if after said notice and at the expiration of said cure period, Tenant has failed to perform any obligation required under this Lease or by law or governmental regulation, Landlord may in its sole discretion without notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment.

All sums due hereunder, including rent and additional rent, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

This Lease shall be governed by and construed in accordance with California law.

Time is of the essence hereunder.

This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its agents for that purpose.

The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD: THE SOBRATO GROUP                  TENANT: TIBURON SYSTEMS, INC.

a California Limited Partnership             a California Corporation


BY: /s/ [ILLEGIBLE]^^                        BY:  /s/ [ILLEGIBLE]^^
   ----------------------------                 ----------------------------

ITS:___________________________              ITS:___________________________

                                  EXHIBIT "A"
                                   Premises


                                    [Image]

                                  EXHIBIT "B"
                     Approved Preliminary Working Drawings

                                  EXHIBIT "C"
                          Approved Preliminary Budget



                      Tiburon Preliminary Budget 5/14/91


This budget is per Kobza's drawings, sheets T-l, T-3 and T-5, dated 5/3/91.

Total square feet:                                                      66,479

--------------------------------------------------------------------------------
  COST
  CODE                   DESCRIPTION                        VALUE       PSF
--------------------------------------------------------------------------------
  40200  Demolition                                         $ 12,500    $ 0.19
  42200  HVAC                                               $ 60,000    $ 0.90
  42600  Fire Sprinklers                                    $  9,500    $ 0.14
  43600  Fire Extinguishers                                 $  1,000    $ 0.02
  43900  Electrical                                         $183,000    $ 2.75
  44600  Plumbing                                           $  5,000    $ 0.08
  45400  Acoustical Ceiling                                 $ 10,000    $ 0.15
  46100  Drywall                                            $ 48,000    $ 0.72
  47200  Doors, Frames & Hardware                           $ 39,600    $ 0.60
  47600  Insulation                                         $  2,000    $ 0.03
  48300  Glass                                              $  4,700    $ 0.07
  49100  Ceramic Tide                                       $  2,000    $ 0.03
  50800  Cabinets & Tops                                    $ 14,000    $ 0.21
  51300  Paint                                              $ 32,000    $ 0.48
  53900  Carpet Removal, New Carpet & Base, Wt Room Floor   $125,000    $ 1.88
  54500  Window Coating                                     $  4,000    $ 0.06
  55100  Computer Floor                                     $ 45,000    $ 0.68
  58500  Fencing (Chain Link)                               $  7,500    $ 0.11
  60800  Plan Check Fee (allowance)                         $  2,000    $ 0.03
  60900  Permit & Construction Tax @ 5% (allowance)         $ 30,500    $ 0.46
  62500  Blueprinting (allowance)                           $  3,000    $ 0.05
  64900  Architect Fee (Kobza)                              $39,4501    $ 0.59
  65200  Construction Clean-up                              $ 10,000    $ 0.15
--------------------------------------------------------------------------------
                              Subtotal:                     $689,750    $10.38
  61000  Contingency @ 5%                                   $ 34,488    $ 0.52
         Contractor's Fee @ 10%                             $ 72,424    $ 1.09
--------------------------------------------------------------------------------
                                               TOTAL:       $796,661    $11.98
--------------------------------------------------------------------------------

Qualifications:
               Painting of door frames excluded
               24 gauge sheetmetal at SCIF room roof

                                  EXHIBIT "D"
                        Approved Final Working Drawings

                                  EXHIBIT "E"
                             Approved Final Budget

                                  EXHIBIT "F"
                                  Punch List

[LOGO OF THERMA INC.]                                                  Quotation

                                                           Date    May 13,  1991
                                                               ----------     --

--------------------------------------------------------------------------------
     TO:
         Sobrato Dev. Cos.
     -----------------------------------------------------------------
         10600 N. DeAnza Blvd. #200
     -----------------------------------------------------------------
         Cupertino, CA 95014
     -----------------------------------------------------------------
         Attention: Mr. Don Jones
     -----------------------------------------------------------------

     We propose to furnish you with the following material and/or service under conditions herein stipulated

     Subject: Tiburon Systems
              1290 Parkmoor Ave.

     Please find below, cost breakdown for the subject project.

     1st Floor
        Warehouse  (11'-0" clear, no ceiling)
        - Remove and replace 4 zones with galvanized spiral pipe (#'s 101, 102, 103, 104)
        - Remove and replace half the duct of 3 zones with galvanized spiral pipe ( #'s 109, 110, 111)
        - Replace heating duct with spiral pipe an insulate

     Office #132 and #133
          Sput one zone into 2-offices

     Office #121
          Add cooling only VAV zone

                                          FOR THE SUM OF ............ $11,000.00

     Page 1 of 2
--------------------------------------------------------------------------------
     2051 Ringwood Avenue   San Jose, CA 95131  (408) 433-5577  FAX: 434-0773

                     Contractor's State License No. 270648
               TERMS OF PAYMENT: NET DUE UPON RECEIPT OF INVOICE
    Sales tax, use or similar State or Federal Tax to be paid by purchaser.

     We hereby accept the proposal.     Respectfully Submitted for the Company.

     ________________________________   By____________________________
                                          Howard Hakamura

     ________________________________   Approved

     Dated at________________________   By____________________________

     _________________ 19____________   Dated at___________ 19________
     HN/tdp,to911.quo

     ________________________________   ________________________________

                                               May 13, 1991
Don Jones
                                               Page 2 of 2

2nd Floor
  -  Office #21, 232, 233
     Add cooling only VAV zone

  -  Office #228, 229, 230
     Add cooling only VAV zone

  -  Office #225
     Tie into existing VAV zone #215

  -  Office #221 and 222
     Revise existing duct

  -  Office #218
     Tie into existing zone #228

  -  Office #214 and 215
     Add cooling only VAV zone

  -  Office #210, 211, 212
     Add cooling only VAV zone

  -  Office #208 and 209
     Add cooling only VAV zone
                                            FOR THE SUM OF ........... $9,400.00
3rd Floor
  -  Add 3 ton split system AC-unit for SCIF area

  -  Add switched main for pneumatic controls around classified area.

  -  Add duct to AC unit #1 in shaft to supply air to 3/rd/ floor

  -  Office #326
     Add cooling only VAV zone

  -  Office #327
     Add one each cooling only and heating/cooling zone

  -  Office #328
     Add cooling only VAV zone

                                            FOR THE SUM OF............$20,450.00
                                                      XXX.............    800.00

Miscellaneous Work
  Replace Exhaust Fans ...........................................    $ 2,150.00
  24 gauge metal over SCIF........................................    $   980.00
  Air balance.....................................................    $15,000.00
  Misc. plumbing allow............................................    $ 5,000.00

                                             TOTAL................    $63,980.00

Respectfully Submitted,
 /s/ Howard Hakamura
Howard Hakamura

Cupertino, CA 95014

ATTN: Mr. Don Jones

RE: Tiburon Systems
    WSJCC Bldg. #5
    San Jose, CA

Gentlemen,

     We are pleased to quote you for the electrical work required on the above ref. Protect as follows. Our quote is based on out meeting with Tiburon on Monday May 6, our walk thru the bldg. With you and the new floor plan by Dennis Kobza & Assoc. dated 5/3/91.

Lighting:
     Remove:
            8 - 2'x2' T- bar Fixtures
          100 - 2'x4' T-bar Fixtures
           28 - 4' Fluorescent Strips
            5 - Exit Lights
           12 - Twin Head Battery Packs
           10 - Double Switches
            4 - 4 Gang Switches
           12 - Down Lights in T-bar

     Reinstall Existing Features:
            8 - 2'x2' T-bar Fixtures
           72 - 2'x4' T-bar Fixtures
            5 - Exit Lights

     New Fixtures:
            2 - 2'x2' T-bar Fixtures
           24 - 8', 2-Lamp Industrial Fluorescent Fixtures
            9 - Exit Lights
            7 - New Batt. Packs

          XXX - 8' Lite Track
           20 - 75 Watt Lite Track Fixtures
            5 - Single Switches
           41 - Double Switches
            4 - 4 Gang Switches
            2 - Dimmers
          Lot - Replace burn out fluorescent and incandell lamps and ballasts Lot - Replace broken and missing lenses

Power:
     Remove:
          230'- of existing 2000 wiremold
           12 - Cord Drops
           27 - Duplex Receptacles in walls
            3 - 30amp Receptacles in walls
            5 - Surface Mtd. Receptacles
            7 - Power Poles
           22 - Remove Floor Boxes

New:
           73 - Duplex Receptacles
            5 - Dedicated Receptacles
           48 - 4 Plex Receptacles
            5 - 30A, 209V, 10 Receptacles
            1 - 50A, 209V, 10 Receptacles
           12 - J.B.'s in Ceiling for Security Power
           17 - Floor Fees for Partitions with 3-Circuits each
           14 - Wall or Column Feeds for Partitions w/ 3-Circuits each
            2 - Electric Screens
           44 - Telephone Ring and Pull String
            1 - Replace Noisey 75KVA Transformer in 3/rd/ Floor

Depot Repair:
            1 - new 75 KVA Transformer and Feeder from MSB
            1 - new 2- section panel w/ main and feeder from tansf. 60'- 4000 wiremold w/ 6 - 30A, 280V, 30 outlets, 3 -30A,
                208V, 10 outlets, 3 -20A, 208V, 14 outlets,
                  6 - dedicated duplex, & 12 - STD. Duplex

           12  - Plex Cord Drops for work benches
            1  - E.P.O Switch

1/st/ Floor Computer Room:
            1  - new 42 circuit panel fed from exist. Panel
           30' - 6000 wiremold under (E) computer floor of
                   3  - 30A, 208V, 30 outlets on 10' S.T. Flex
                   6  - 20A, 208V, 14 "  "  "
                  20  - 4 Plex            "  "  "
            1  - Rolm Tel. Equip. power and connection

3/rd/ Floor Computer Room:
            1  - new 112 1/2 KVA Transformer, 1 -175A fused switch in MSB w/
                 feeder from MSB
            1  - new 3 - section 400A panel w/ main breaker
            2  - E.P.O. switches
          400' - 40000 wiremold under computer floor w/
                  19  - 30A, 208V, 30 outlets on 10' S.T. Flex
                   5  - 30A, 208V, 10    "  "
                  10  - 20A, 208V, 10   "  "
                  84  - 4-Plex outlets in 10' S.T. Flex
            1  - New 100AMP loadcenter for screen room w/ feeder from 3/rd/
                 floor computer panel
           12  - connect lights in screen room

Misc:
            1  - Feeder, Connection and Combo Starter for new condensing unit on roof
            1  - Feeder, Connection and Combo Starter for new fan coil in SCIF room
            1  - Feeder, Connection and Disconnet for condensate drain pump
          Lot  - Control wire to stat.
          Lot  - Replace all painted switch and receptacle plates with ivory plates
          Lot  - Cut and patch concrete floor for new feeds to (E) floor boxes in rooms 127 & 128
          Lot  - Core floors for partition floor feeds

          Our quote for the above electrical work, $183,000.00

Exclusions:
            1  - Disconnection and moving of Tiburons equipment at their existing location.

     If you should have any questions please feel free to contact us.

                                                       Sinc
                                                       /s/ [ILLEGIBLE]^^